SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, the Compensation Committee of the Board of Directors of BioMarin Pharmaceutical Inc. (the “Company”) approved and on or before December 23, 2008 each of the Company’s executive officers listed below entered into an amended and restated employment agreement (the “Employment Agreements”) with the Company:

Name	Title
Jean-Jacques Bienaime	Chief Executive Officer
Stephen Aselage	Sr. Vice President, Global Commercial Development
Robert A. Baffi	Sr. Vice President, Technical Operations
Emil D. Kakkis, M.D., Ph.D.	Chief Medical Officer
Jeffrey H. Cooper	Sr. Vice President, Chief Financial Officer
G. Eric Davis	Vice President, General Counsel
Mark Wood	Vice President, Human Resources

The primary purpose of entering into the amended and restated Employment Agreements was to modify the agreements to comply with requirements of the final regulations under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code), which was added by the American Jobs Creation Act of 2004, and to make certain other amendments, as described below.

Section 409A changed the income tax treatment of non-qualified deferred compensation plans and imposed new requirements on both the terms and operation of such plans. Although Section 409A’s provisions have been in effect since 2005 and employers have been required to operate in good faith since that time, final regulations under Section 409A were issued in 2007 and companies are required to amend affected non-qualified deferred compensation arrangements by December 31, 2008, to ensure that they comply with either the Section 409A final rules or an exemption.

The amended and restated Employment Agreements reflect, among other things, changes necessary to comply with, or be exempt from, the requirements of 409A governing the timing and form of payments under the Employment Agreements. As part of these changes, we (i) added a new section 21 that requires severance payments to be delayed six months if the payments are subject to 409A and the executive is a specified employee at the time of separation from service and provides that the agreement shall be interpreted consistent with the provisions of Section 409A and (ii) made a minor change to the definition of “Good Reason” under Section 7(b) and related cure period under Section 7(c). In addition, we updated the Employment Agreements to reflect previously disclosed 2008 annual base salaries for each of the officers. In general, these changes do not affect the scope or amount of benefits an officer will be entitled to receive under the Employment Agreements. The effective date of the Employment Agreements is January 1, 2009.

The foregoing description of the Employment Amendments does not purport to be complete description and is qualified in its entirety by reference to the full text of the amended and restated Employment Agreements that are attached hereto as Exhibit 10.1-10.7 of this Current Report, and is incorporated by reference into this Item 5.02.

On December 17, 2008, the Compensation Committee of the Board of Directors of the Company approved an Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”), effective January 1, 2009, in order to comply with Section 409A of the Code. The terms of the Deferred Compensation Plan, as amended and restated, are materially consistent with the previously disclosed terms of the Plan. The foregoing description of the Plan does not purport to be a complete description of the amendments to the Plan and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.8 of this Current Report, and is incorporated by reference into this Item 5.02.

On December 17, 2008, the Compensation Committee of the Board of Directors of the Company approved a technical amendment (“Amendment”) to the Company’s 2006 Share Incentive Plan (the “Share Incentive Plan”), effective January 1, 2009, in order to comply with Section 409A of the Code. As part of Amendment, the provisions of the Share Incentive Plan relating to the deferral of restricted stock and restricted stock units were revised to comply with Section 409A. The terms of the Share Incentive Plan, as amended, are materially consistent with the previously disclosed terms of the Share Incentive Plan. The foregoing description of the Amendment does not purport to be a complete description of Amendment to the Share Incentive Plan and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.9 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement with Jean-Jacques Bienaime dated January 1, 2009.

Exhibit 10.2	Amended and Restated Employment Agreement with Stephen Aselage dated January 1, 2009.

Exhibit 10.3	Amended and Restated Employment Agreement with Robert A. Baffi dated January 1, 2009.

Exhibit 10.4	Amended and Restated Employment Agreement with Emil D. Kakkis, M.D., Ph.D. dated January 1, 2009.

Exhibit 10.5	Amended and Restated Employment Agreement with Jeffrey H. Cooper dated January 1, 2009.

Exhibit 10.6	Amended and Restated Employment Agreement with G. Eric Davis dated January 1, 2009.

Exhibit 10.7	Amended and Restated Employment Agreement with Mark Wood dated January 1, 2009.

Exhibit 10.8	Amended and Restated BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan, as adopted on December 1, 2005 and as amended and restated on January 1, 2009.

Exhibit 10.9	2009 Technical Amendment to BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan, effective January 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 22, 2008	By:	/s/Eric Davis
G. Eric Davis
Vice President, General Counsel